Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT:     Charles D. Jehl
(512) 433-5229

FORESTAR GROUP INC. PROVIDES ADDITIONAL INFORMATION ON EXECUTION OF KEY INITIATIVES AND REPORTS FULL YEAR AND FOURTH QUARTER 2016 RESULTS

2016 was a transformative year for Forestar with exceptional progress on its key initiatives.
2016 Transformation - Highlights
Core Community Development:

•	Sold 1,940 developed residential lots for approximately $68,200 per lot with average gross profit of approximately $23,400 per lot

◦	Excluding 235 bulk lot sales from non-core projects, average price was $72,200 per lot with average gross profit of approximately $26,500 per lot

◦	Over 2,100 lots currently under option contracts with builders at year-end 2016

•	Sold 298 commercial acres for approximately $44,600 per acre (principally non-core projects)

•	Sold 1,792 residential tract acres for approximately $8,700 per acre (principally non-core projects)
Cost Reductions:

•	Actions taken to eliminate nearly $60 million in annualized SG&A, once all non-core assets are sold

◦	Reduced SG&A, including discontinued operations, by over 28% compared with 2015 actuals

◦	Additional 34% reduction in work force in March 2017 compared to year-end 2016

◦	Following the March 2017 reduction will have reduced headcount by over 70% compared with 2014 peak
Divest Non-Core Assets:

•	Executed non-core asset sales generating $481.9 million in pre-tax net proceeds:

Asset	Pre-Tax Net Proceeds
(In millions)
Timberland and Undeveloped Land (bulk and retail, ~73,000 acres sold)	$138.0
Radisson Hotel & Suites	128.8
Multifamily properties (five sold)	118.7
Oil and Gas Working Interests	77.1
Non-Core Community Development Projects (five sold)	19.3
$481.9
Strengthened Balance Sheet:

•	Reduced outstanding debt by $277.8 million in 2016 and by $323.3 million since third quarter-end 2015

◦	Reduces annual interest expense by approximately $23 million going forward

◦	Year-end 2016 debt to capital ratio of 16%

•	Consolidated cash of $265.8 million at year-end 2016 and $331.4 million as of February 28, 2017

Subsequent Event - First Quarter 2017

•	Sold non-core mineral assets for $85.6 million in first quarter 2017

AUSTIN, TEXAS, MARCH 1, 2017—Forestar Group Inc. (NYSE: FOR) today reported full year 2016 net income of approximately $58.6 million, or $1.38 per share outstanding, compared with full year 2015 net loss of approximately $(213.0) million, or $(6.22) per share outstanding. Full year 2016 earnings from continuing operations were approximately $75.5 million, or $1.78 per share outstanding, compared with full year 2015 net loss from continuing operations of approximately $(26.9) million, or $(0.79) per share outstanding.

Full year 2016 results include pre-tax net gains of approximately $153.1 million related to the sale of non-core assets, including discontinued operations, which was partially offset by non-cash impairment charges of $(56.5) million related to six non-core community development projects and two multifamily sites. Full year 2015 results include pre-tax charges of approximately $(264.1) million related to impairment of proved properties and unproved leasehold interests associated with non-core oil and gas assets, a deferred tax asset valuation allowance, and severance related charges.

Significant progress: Sold Non-Core Assets, Strengthened Balance Sheet, Reduced Costs and Focused on Core Community Development Business
"2016 was a transformative year for Forestar. We made exceptional progress executing our key initiatives to divest non-core assets, reduce outstanding debt, reduce SG&A costs and focus on maximizing shareholder value from our core community development business. Key highlights included selling nearly $482 million in non-core assets, reducing outstanding debt by over $320 million since third quarter 2015, and reducing annual interest expense by approximately $23 million going forward. Forestar is actively selling or preparing to sell its nine remaining non-core assets in 2017, four of which are already under contract to be sold. Sales of these remaining non-core assets will generate additional cash and annual SG&A savings,” said Phil Weber, Chief Executive Officer of Forestar.

"In addition to executing these key initiatives, we have focused on maximizing shareholder value delivered from our core community development business. Builder demand for residential lots in our key communities remains steady. We sold 1,940 residential lots in 2016 and we began 2017 with approximately 2,100 residential lots under option contract with builders," continued Mr. Weber.

Fourth Quarter 2016 Financial Results
Forestar reported fourth quarter 2016 net income of approximately $43.7 million, or $1.03 per share, compared with a fourth quarter 2015 net loss of approximately $(6.2) million, or $(0.14) per share outstanding. Fourth quarter 2016 earnings from continuing operations were approximately $43.2 million, or $1.02 per share outstanding, compared with fourth quarter 2015 earnings from continuing operations of approximately $33.3 million, or $0.79 per share outstanding.

Fourth quarter 2016 results include pre-tax gains of $48.9 million related to the sale of over 58,300 acres of non-core bulk timberland and undeveloped land. Fourth quarter 2015 results include pre-tax non-cash impairment charges and changes in deferred tax asset valuation allowance of approximately ($34.8) million principally related to proved properties and unproved leasehold interest impairments related to discontinued operations.

Fourth Quarter 2016 Significant Highlights (Includes Ventures)

•	Sold 835 developed residential lots for approximately $67,600 per lot with average gross profit of approximately $21,500 per lot

◦	Excluding 235 bulk lot sales from non-core projects, average price was approximately $78,900 per lot with average gross profit of approximately $29,300 per lot

•	Sold 1,539 residential tract acres for approximately $5,700 per acre (principally non-core projects)

•	Sold 178 commercial acres for approximately $7,400 per acre (non-core projects)

•	Sold 58,300 acres of non-core timberland and undeveloped land in three separate transactions for net proceeds of $103.2 million which generated combined gains of $48.9 million

•	Incurred a $3.9 million non-cash impairment charge of goodwill related to our water interests as a result of entering into an agreement to sell these assets

Fourth Quarter and Full Year 2016 Segment Financial Results (Includes Ventures)

Real Estate

($ in millions)	Q4 2016	Q4 2015	FY 2016	FY 2015
Segment Revenues	$62.5	$102.6	$190.3	$202.8
Segment Earnings	$12.9	$37.9	$121.4	$67.7

Full year 2016 real estate segment earnings were higher compared with full year 2015 due to gain on sale of assets of $117.9 million in 2016, principally due to a $95.3 million gain associated with the sale of the Radisson Hotel & Suites and $20.8 million in gains associated with the sale of five multifamily assets, compared with $1.6 million in 2015, which was partially offset by non-cash impairment charges of ($56.5) million in 2016. Fourth quarter 2016 real estate segment earnings and revenues were lower compared with fourth quarter 2015 principally due to sale of Midtown Cedar Hill and higher undeveloped retail land sales in 2015.

Mineral Resources

($ in millions)	Q4 2016	Q4 2015	FY 2016	FY 2015
Segment Revenues	$1.2	$1.5	$5.1	$9.1
Segment Earnings	$0.7	$1.0	$3.3	$4.2

In fourth quarter and full year 2016, mineral resources segment revenues and earnings decreased principally due to lower realized oil and gas prices and lower production volumes from our royalty interests.

Other

($ in millions)	Q4 2016	Q4 2015	FY 2016	FY 2015
Segment Revenues	$0.8	$1.3	$2.0	$6.7
Segment Loss	($3.7)	($0.1)	($4.6)	($0.6)

Fourth quarter and full year 2016 other segment loss increased compared with fourth quarter and full year 2015 principally due to the deferral of timber harvest activity in support of our key initiative to divest our non-core timberland and undeveloped land and a $3.9 million goodwill non-cash impairment charge related to our water interests in groundwater leases in central Texas as result of entering into an agreement to sell these assets.

OUTLOOK

Fundamentals Stable in Forestar's Community Development Markets

“Finished vacant home inventories in Forestar's target markets remain in the equilibrium range, vacant developed lot supply remains low, and housing costs remain affordable relative to other markets. Our communities in major markets are well located in areas of housing demand, and favorable job and population growth," said Phil Weber.

The Company will host a conference call on March 2, 2017 at 10:00 am ET to provide additional information on execution of key initiatives and discuss results of full year and fourth quarter 2016. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Forestar’s Internet site at www.forestargroup.com. To access the conference call, listeners calling from North America should dial 1-844-634-1445 at least 15 minutes prior to the start of the call. Those wishing to access the call from outside North America should dial 1-615-247-0254. The passcode is Forestar. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-855-859-2056 in North America and at 1-404-537-3406 outside North America. The password for the replay is 51065997.

About Forestar Group

Forestar is a residential and mixed-use real estate development company. At year-end 2016, we own directly or through ventures interests in 50 residential and mixed-use projects comprised of approximately 4,600 acres of real estate located in 10 states and 14 markets. In addition, we own interests in various other assets that have been identified as non-core that the company is divesting opportunistically over time. At year-end 2016, our remaining non-core assets principally include over 523,000 net acres of owned mineral assets principally located in Texas, Louisiana, Georgia and Alabama, 19,000 acres of timberland and undeveloped land (including mitigation banking), four multifamily assets and approximately 20,000 acres of groundwater leases in central Texas. On February 17, 2017, we sold our owned mineral assets for $85.6 million. Forestar operates in three business segments: real estate, mineral resources and other. Forestar’s address on the World Wide Web is www.forestargroup.com.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements, including but not limited to: general economic, market, or business conditions; market demand for our non-core assets; changes in commodity prices; opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit rates or availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

FORESTAR GROUP INC.
(UNAUDITED)
Business Segments

	Fourth Quarter		Full Year
	2016	2015	2016	2015
	(In thousands)
Revenues:
Real estate (a)	$62,497	$102,634	$190,273	$202,830
Mineral resources	1,234	1,478	5,076	9,094
Other	766	1,280	1,965	6,652
Total revenues	$64,497	$105,392	$197,314	$218,576
Segment earnings (loss):
Real estate	$12,889	$37,931	$121,420	$67,678
Mineral resources	659	1,015	3,327	4,230
Other	(3,651)	(97)	(4,625)	(608)
Total segment earnings (loss)	9,897	38,849	120,122	71,300
Items not allocated to segments:
General and administrative expense	(4,282)	(5,262)	(18,274)	(24,802)
Share-based and long-term incentive compensation expense	(1,445)	1,252	(4,425)	(4,474)
Gain on sale of assets	48,891	—	48,891	—
Interest expense	(2,059)	(8,215)	(19,985)	(34,066)
Loss on extinguishment of debt, net	—	—	(35,864)	—
Other corporate non-operating income	67	123	350	256
Income (loss) from continuing operations before taxes	51,069	26,747	90,815	8,214
Income tax (expense) benefit	(7,887)	6,568	(15,302)	(35,131)
Net income (loss) from continuing operations attributable to Forestar Group Inc.	43,182	33,315	75,513	(26,917)
Net income (loss) from discontinued operations, net of taxes (b)	563	(39,481)	(16,865)	(186,130)
Net income (loss) attributable to Forestar Group Inc.	$43,745	$(6,166)	$58,648	$(213,047)

Net income (loss) per diluted share:
Continuing operations	$1.02	$0.79	$1.78	$(0.79)
Discontinued operations	$0.01	$(0.93)	$(0.40)	$(5.43)
Net income (loss) per diluted share	$1.03	$(0.14)	$1.38	$(6.22)

Weighted average common shares outstanding (in millions):
Basic	35.5	34.3	34.5	34.3
Diluted	42.3	42.4	42.3	34.3

	Year-End
Supplemental Financial Information:	2016	2015
	(In thousands)
Cash and cash equivalents	$265,798	$96,442

Senior secured notes	5,200	224,647
Convertible senior notes, net of discount	104,673	104,719
Tangible equity unit notes, net of discount	—	8,666
Other debt (c)	485	43,483
Total debt (d)	110,358	381,515
Net cash (debt)	$155,440	$(285,073)
_____________________

(a)	Fourth quarter and full year 2015 real estate revenues include the sale of Midtown Cedar Hill, a 354-unit multifamily property we developed near Dallas, for $42.9 million.

(b)	Fourth quarter and full year 2015 discontinued operations results include non-cash impairment charges of $37.6 million and $164.8 million related to unproved leasehold interests and proved properties.

(c)
Other debt at year-end 2015 consisted principally of a $23.9 million senior secured note for one multifamily property and $15.4 million secured promissory note associated with our hotel property. 2016 debt excludes approximately $128.3 million of unconsolidated venture debt and approximately $14.9 million of outstanding letters of credit. In 2016, we sold Radisson Hotel & Suites and Eleven for $130.0 million and $60.2 million. The proceeds were used to pay off the related senior secured loans of $39.3 million.

(d)	At year-end 2016 and 2015, $1,633,000 and $8,267,000 of unamortized deferred financing fees are deducted from our outstanding debt.

FORESTAR GROUP INC.
REAL ESTATE SEGMENT
PERFORMANCE METRICS

	Fourth Quarter		Full Year
	2016	2015	2016	2015
REAL ESTATE
Owned, Consolidated & Equity Method Ventures:
Residential Lots Sold	835	363	1,940	1,472
Revenue per Lot Sold	$67,594	$83,739	$68,152	$77,170
Commercial Acres Sold	178	7	298	63
Revenue per Commercial Acre Sold	$7,442	$491,723	$44,623	$248,278
Undeveloped Acres Sold	1,016	7,267	14,914	13,862
Revenue per Acre Sold	$2,395	$2,192	$2,455	$2,296
Owned & Consolidated Ventures:
Residential Lots Sold	687	273	1,662	972
Revenue per Lot Sold	$65,832	$85,063	$66,694	$76,594
Commercial Acres Sold	178	4	294	31
Revenue per Commercial Acre Sold	$7,442	$657,530	$37,312	$182,184
Undeveloped Acres Sold	540	7,267	14,438	9,645
Revenue per Acre Sold	$3,123	$2,192	$2,485	$2,369
Ventures Accounted For Using the Equity Method:
Residential Lots Sold	148	90	278	500
Revenue per Lot Sold	$75,775	$79,725	$76,866	$78,288
Commercial Acres Sold	—	3	4	32
Revenue per Commercial Acre Sold	$—	$283,428	$527,152	$309,224
Undeveloped Acres Sold	476	—	476	4,217
Revenue per Acre Sold	$1,567	$—	$1,567	$2,129

YEAR-END 2016
REAL ESTATE PIPELINE

Real Estate	Entitled Acres	Developed & Under Development Acres	Total Acres
Residential
Owned	2,603	466
Ventures	656	145	3,870
Commercial
Owned	335	165
Ventures	179	88	767
Total Acres	3,773	864	4,637

FORESTAR GROUP INC.
PROJECTS IN ENTITLEMENT

A summary of our real estate projects in the entitlement process (a) at year-end 2016 follows:

Project	County	Market	Project Acres (b)
California
Hidden Creek Estates	Los Angeles	Los Angeles	700
Terrace at Hidden Hills	Los Angeles	Los Angeles	30
Total			730
 _____________________

(a)
A project is deemed to be in the entitlement process when customary steps necessary for the preparation of an application for governmental land-use approvals, like conducting pre-application meetings or similar discussions with governmental officials, have commenced, or an application has been filed. Projects listed may have significant steps remaining, and there is no assurance that entitlements ultimately will be received.

(b)	Project acres, which are the total for the project regardless of our ownership interest, are approximate. The actual number of acres entitled may vary.

UNDEVELOPED LAND

A summary of our non-core timberland and undeveloped land classified as held for sale at year-end 2016 follows:

Acres
Timberland
Georgia	11,100
Texas (a)	7,900
Total	19,000
_____________________

(a)	Includes 3,700 acres in Houston that was previously in the entitlement process.

FORESTAR GROUP INC.
REAL ESTATE PROJECTS

A summary of activity within our projects in the development process, which includes entitled, developed and under development single-family and mixed-use projects, at year-end 2016 follows:

			Residential Lots/Units		Commercial Acres
Project	County	Interest Owned (a)	Lots/Units Sold Since Inception	Lots/Units Remaining	Acres Sold Since Inception	Acres Remaining
Projects with lots/units in inventory, under development or future planned development, projects with remaining commercial acres only and projects sold out in 2016
Texas
Austin
Arrowhead Ranch	Hays	100%	6	378	—	19
The Colony	Bastrop	100%	566	—	27	—
Double Horn Creek	Burnet	100%	167	—	—	—
Hunter's Crossing	Bastrop	100%	510	—	54	51
La Conterra	Williamson	100%	202	—	3	—
Westside at Buttercup Creek	Williamson	100%	1,497	—	66	—
			2,948	378	150	70
Corpus Christi
Caracol	Calhoun	75%	65	—	14	—
Padre Island (b)	Nueces	50%	—	—	—	15
Tortuga Dunes	Nueces	75%	95	—	4	—
			160	—	18	15
Dallas-Ft. Worth
Bar C Ranch	Tarrant	100%	467	654	—	—
Keller	Tarrant	100%	—	—	1	—
Lakes of Prosper	Collin	100%	187	100	4	—
Lantana	Denton	100%	3,670	432	44	—
Maxwell Creek	Collin	100%	1,001	—	10	—
Parkside	Collin	100%	138	62	—	—
The Preserve at Pecan Creek	Denton	100%	631	151	—	7
River's Edge	Denton	100%	—	202	—	—
Stoney Creek	Dallas	100%	320	376	—	—
Summer Creek Ranch	Tarrant	100%	983	245	35	44
Timber Creek	Collin	88%	80	521	—	—
Village Park	Collin	100%	567	—	3	2
			8,044	2,743	97	53
Houston
Barrington Kingwood	Harris	100%	176	4	—	—
City Park	Harris	75%	1,468	—	58	104
Harper's Preserve (b)	Montgomery	50%	588	1,094	30	49
Imperial Forest	Harris	100%	84	347	—	—
Long Meadow Farms (b)	Fort Bend	38%	1,648	149	194	99
Southern Trails (b)	Brazoria	80%	954	41	1	—
Spring Lakes	Harris	100%	348	—	25	4
Summer Lakes	Fort Bend	100%	780	294	56	—
Summer Park	Fort Bend	100%	125	74	34	67
Willow Creek Farms II	Waller / Fort Bend	90%	154	111	—	—
			6,325	2,114	398	323

			Residential Lots/Units		Commercial Acres
Project	County	Interest Owned (a)	Lots/Units Sold Since Inception	Lots/Units Remaining	Acres Sold Since Inception	Acres Remaining
San Antonio
Cibolo Canyons	Bexar	100%	1,142	649	97	58
Oak Creek Estates	Comal	100%	326	227	13	—
Olympia Hills	Bexar	100%	747	7	10	—
Stonewall Estates (b)	Bexar	50%	378	8	—	—
			2,593	891	120	58
Total Texas			20,070	6,126	783	519
Colorado
Denver
Buffalo Highlands	Weld	100%	—	164	—	—
Cielo	Douglas	100%	—	343	—	—
Johnstown Farms	Weld	100%	281	317	2	—
Pinery West	Douglas	100%	86	—	20	104
Stonebraker	Weld	100%	—	603	—	—
			367	1,427	22	104
Georgia
Atlanta
Harris Place	Paulding	100%	22	5	—	—
Montebello (b)	Forsyth	90%	—	224	—	—
Seven Hills	Paulding	100%	912	341	26	113
West Oaks	Cobb	100%	6	50	—	—
			940	620	26	113
North & South Carolina
Charlotte
Ansley Park	Lancaster	100%	—	307	—	—
Habersham	York	100%	91	96	—	6
Moss Creek	Cabarrus	100%	—	84	—	—
Walden	Mecklenburg	100%	—	384	—	—
			91	871	—	6
Raleigh
Beaver Creek (b)	Wake	90%	31	162	—	—
			31	162	—	—
			122	1,033	—	6
Tennessee
Nashville
Beckwith Crossing	Wilson	100%	32	67	—	—
Morgan Farms	Williamson	100%	132	41	—	—
Scales Farmstead	Williamson	100%	26	171	—	—
Weatherford Estates	Williamson	100%	8	9	—	—
			198	288	—	—
Wisconsin
Madison
Juniper Ridge/Hawks Woods (b) (d)	Dane	90%	18	196	—	—
Meadow Crossing II (b) (c)	Dane	90%	7	165	—	—
			25	361	—	—

			Residential Lots/Units		Commercial Acres
Project	County	Interest Owned (a)	Lots/Units Sold Since Inception	Lots/Units Remaining	Acres Sold Since Inception	Acres Remaining
Arizona, California, Missouri, Utah
Tucson
Boulder Pass (b) (d)	Pima	50%	29	59	—	—
Dove Mountain	Pima	100%	—	98	—	—
Oakland
San Joaquin River	Contra Costa/Sacramento	100%	—	—	264	25
Kansas City
Somerbrook	Clay	100%	185	—	—	—
Salt Lake City
Suncrest (b) (c)	Salt Lake	90%	—	171	—	—
			214	328	264	25
Total			21,936	10,183	1,095	767
____________________

(a)	Interest owned reflects our total interest in the project, whether owned directly or indirectly, which may be different than our economic interest in the project.

(b)	Projects in ventures that we account for using equity method.

(c)	Venture project that develops and sells homes.

(d)	Venture project that develops and sells lots and homes.
A summary of our non-core multifamily properties, excluding one multifamily site in Austin classified as held for sale, at year-end 2016 follows:

Project	Market	Interest Owned (a)	Type	Acres	Description
Elan 99	Houston	90%	Multifamily	17	360-unit luxury apartment
Acklen	Nashville	30%	Multifamily	4	320-unit luxury apartment
HiLine	Denver	25%	Multifamily	18	385-unit luxury apartment
 _____________________

(a)	Interest owned reflects our total interest in the project, whether owned directly or indirectly, which may be different than our economic interest in the project.